UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

AKERNA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On November 7, 2022, at a Special Meeting of the Stockholders (the “Special Meeting”), Akerna Corp.’s (the “Company,” “we,” “our,” or “us”) stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 20-for-1 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2022.

Immediately after the Special Meeting, on November 7, 2022, pursuant to the authorization of our Board of Directors (the “Board”), we filed a Second Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the authorization of our Board and the Certificate of Amendment, the Reverse Stock Split will be effective on November 8, 2022 at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of common stock will begin trading on the NASDAQ Capital Market (“NASDAQ”) on a post-split basis on November 8, 2022, with a new CUSIP number: 00973W300. No change was made to the trading symbol for the Company’s shares of common stock, “KERN”, in connection with the Reverse Stock Split.

At the Effective Time, every twenty (20) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 80.4 million to approximately 4.0 million, without giving effect to any rounding up of fractional shares. The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split.

Because the Certificate of Amendment did not reduce the number of authorized shares of our common stock, the effect of the Reverse Stock Split was to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Continental will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise or conversion of our outstanding preferred shares, stock options (including shares reserved for issuance under the Company’s stock plans) and warrants were proportionately adjusted by the applicable administrator, using the 20-to-1 ratio, rounded up to the nearest whole share and nearest whole cent. The Board or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of common stock available for awards under the Company’s equity plans. In addition, the conversion price for each outstanding preferred share and our senior convertible notes and the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 20-to-1 split ratio such that upon an conversion or exercise, the aggregate conversion price for conversion of preferred stock or senior convertible notes and the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split. The Company’s publicly traded warrants will continue to trade on the Nasdaq under the same CUSIP and trading symbol “KERNW”.

At the Effective Time, the redeemable preferred shares of the Company’s subsidiary Akerna Canada Ample Exchange Inc. will simultaneously be amended to reflect a proportionate adjustment in the number of shares of common stock of Akerna issuable upon exchange of such exchangeable shares pursuant to the terms of the Exchangeable Share Support Agreement between the Company and Akerna Canada Ample Exchange Inc.

Further, pursuant to the terms of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (jointly, the “Preferred Stock”), following the Effective Time, the Preferred Stock is now convertible at the option of the holder at a conversion price of $5.00 per share (post-split) and, from November 7, 2022 (the date of stockholder approval of the Reverse Stock Split) through January 1, 2023, the Preferred Stock is redeemable for cash by the holders thereof at 105% of the stated value of such Preferred Stock.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information provided in Item 5.03 is hereby incorporated by reference.

On November 7, 2022, the Company held the above referenced Special Meeting. Stockholders representing 430,969,650 shares of the Company’s capital stock entitled to vote at the Special Meeting were present in person or by proxy being 86.81% of the voting shares (and share equivalents) issued and outstanding on the record date of October 6, 2022 and constituting a quorum to conduct business at the Special Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Special Meeting and the voting results for such matters. These matters are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Commission on October 19, 2022 (the “Proxy Statement”).

At the Special Meeting, stockholders approved the following proposal, which is set forth in its entirety below.

1.	Proposal No. 1: The proposal, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001, at a ratio of 20-to-1 and to be effective upon a date to be determined by the Company’s board of directors no later than November 30, 2022, was approved based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
404,130,625	26,603,109	235,916	0

Voting totals for Proposal No. 1 include the proportionate voting of shares of the Company’s Series B Convertible Preferred Stock, which were entitled to an aggregate total of 400,000,000 voting share equivalents at the Special Meeting, but which, pursuant to the Certificate of Designation for the Series B Convertible Preferred Stock, were required to be voted in the same proportion of FOR and AGAINST as the aggregate total of shares of common stock, the Company’s special voting share and the Series A Convertible Preferred Stock voted on the matter. Proposal No. 1 was approved by approximately 93.77% of the aggregate total of shares of common stock, the Company’s special voting share and the Series A Convertible Preferred Stock voted on the matter (including 87.12% of the shares of common stock voted on the matter) and therefore 375,089,638 shares of the Series B Convertible Preferred Stock were voted in favor of Proposal No. 1 and 24,691,399 were voted against Proposal No. 1 with 218,963 abstaining.

Proposal No. 2, which was the proposal to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the reverse stock split, was not made at the Special Meeting because the proposal was not required as a result of Proposal No. 1 being approved.

Item 8.01. Other Events

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-3 (File No. 333-256878, 333-228220, and 333-239783) and two registration statements on Form S-8 (File No. 333-233480 and File No. 333-242480) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Akerna Corp., dated as of November 7, 2022
99.1	Press Release dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERNA CORP.

	By:	/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer
Dated: November 7, 2022

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